UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 12, 2017

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 12, 2017, Galena Biopharma, Inc. (“Galena”) and Cardinal Health (“Cardinal”), entered into a settlement agreement and mutual release (“Agreement”) pursuant to which parties agreed to resolve all of their outstanding disputes over a product swap agreement in the following manner: (i) Galena will make a payment of $500,000 to Cardinal, (ii) Cardinal will destroy all of the pharmaceutical product Zuplenz® (ondansetron) oral soluble film that is returned as a result of the product swap agreement or any other agreement that involves Cardinal and Galena relating to product returns or product swaps for Zuplenz, and (iii) the product swap agreement will be terminated as of the effective date of the Agreement.
The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibit Index

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release by and between Galena Biopharma, Inc. and Cardinal Health.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	October 18, 2017	By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri Interim Chief Executive Officer & Chief Financial Officer